                                  EXHIBIT 99.7


Monday December 15, 6:31 am Eastern Time

Company Press Release

Physician Sales & Service, Inc. Announces Agreement To Acquire Gulf South Medical Supply, Inc.

CREATES NATION'S LEADING ALTERNATE-SITE DISTRIBUTOR

JACKSONVILLE, Fla./JACKSON, Miss.--(BUSINESS WIRE)--Dec. 15, 1997-- The Boards of Directors of Physician Sales & Service, Inc. (Nasdaq/NM:PSSI - news) and Gulf South Medical Supply, Inc. (Nasdaq/NM:GSMS - news) yesterday unanimously approved a definitive agreement under which Physician Sales & Service, Inc. will acquire Gulf South Medical Supply, Inc., forming the largest distributor of medical products to the alternate-site market, with run-rate revenues of over $1.3 billion. Under the terms of the agreement, holders of Gulf South Medical Supply common stock will receive a fixed ratio of 1.75 shares of Physician Sales & Service common stock for each Gulf South Medical Supply share held. The transaction is valued at approximately $685 million and is expected to be accounted for as a pooling of interests. It is subject to approval by the shareholders of both companies, various state and Federal regulatory agencies, and other customary conditions. Closing of the transaction is expected in the first half of 1998.

     The combined company will be the leading distributor of medical products to the physician-office, extended-care and imaging-provider markets. With 981 sales representatives and 112 service centers, the combined company will serve more than 130,000 customers in all 50 states.

     "This is an extraordinary opportunity," said Patrick C. Kelly, Chairman and Chief Executive Officer of Physician Sales & Service, Inc. "We have been pursuing the opportunity to employ our customer-focused distribution capabilities in this alternate-site market for a long time. This combination not only provides us this opportunity, but partners us with the preeminent distributor of medical products to the extended-care market. Gulf South Medical Supply's materials management expertise, national account focus and customer-service orientation make it a very complementary fit with the Physician Sales & Service organization."

     Thomas G. Hixon, Gulf South Medical Supply's Chairman and Chief Executive Officer, commented, "This merger combines the complementary strengths of two industry leaders and creates the premier alternate-site distributor. Physician Sales & Service's unmatched focus on customer service, consultative selling approach and systems expertise will greatly benefit the Gulf South Medical Supply organization and its customers. This merger is in the best interests of the shareholders, customers and employees of Gulf South Medical Supply and will result in a company that is uniquely positioned to address the supply needs of the rapidly growing alternate-site marketplace."

     Mr. Hixon will join Physician Sales & Service as President and Chief Operating Officer as well as serve as a director of the combined company. The combined company's ten-member Board of Directors will consist of five Physician Sales & Service board members, three Gulf South Medical Supply board members and two newly appointed directors yet to be selected.

     Physician Sales & Service also announced that it will change its name to PSS World Medical, Inc., to better reflect the company's expansion into multiple medical distribution sectors.

     In connection with the merger agreement, Physician Sales & Service and Gulf South Medical Supply mutually have granted each other an option to purchase up to 19.9% of the other's common stock, exercisable under certain circumstances. In the event that the merger is terminated by either company, Physician Sales & Service and Gulf South Medical Supply have agreed that, in certain circumstances, a cash termination fee will be paid.

     Physician Sales & Service, Inc. is the largest distributor of medical supplies, equipment and pharmaceuticals to office-based physicians in the United States. The company also distributes medical supplies in Europe through its World Medical, Inc. subsidiary. In addition, the company is the largest distributor of medical diagnostic imaging supplies, chemicals, equipment, and service to the acute care and alternate-care markets through its subsidiary, Diagnostic Imaging, Inc.

     Gulf South Medical Supply, Inc. is the largest national distributor of medical supplies and related products to the long- term care industry. The company provides products and services to approximately 10,000 long-term care facilities in 50 states. The company's customers range from independent nursing home operators to large national chains offering a broad range of healthcare services, as well as home healthcare and subacute, rehabilitation and transitional care providers. Through its 23 full-service regional distribution centers, the company offers both national coverage to multi-facility customers and local service to individual facilities and independent operators.

     BT Alex. Brown Incorporated and NationsBanc Montgomery Securities acted as financial advisors to Physician Sales & Service, Inc. and Gulf South Medical Supply, Inc., respectively.

     This news release contains forward-looking statements and information that are subject to certain risks, trends and uncertainties detailed in the company's reports filed with the Securities and Exchange Commission, including business and economic conditions, competitive forces and the ability to integrate operations successfully, that could cause results to differ materially from those projected.

         PHYSICIAN SALES & SERVICE, INC./GULF SOUTH MEDICAL SUPPLY, INC.
                                MERGER FACT SHEET



                                                     Physician                Gulf South              Combined
                                                      Sales &                   Medical              (PSS World
                                                   Service, Inc.             Supply, Inc.          Medical, Inc.)

Stock Market and General
  Information:
Headquarters                                       Jacksonville                 Madison             Jacksonville
                                                        FL                        MS                     FL
Employees                                              2,700                      642                  3,342
NASDAQ Symbol                                          PSSI                      GSMS                   PSSI

Equity Market Value (in millions)(1)                   $ 936                     $ 685                $ 1,620
Stock Price Per Share(1)                              $ 23.00                   $ 40.25               $ 23.00
Fully-Diluted Shares Outstanding
  (in millions)                                        40.7                      17.0                   70.5
Operations Data:
Sales and Distribution Centers                          89                        23                    112
Customers Served                                      120,000                   10,000                130,000
Sales Representatives                                   867                       114                   981
Delivery Vehicles                                       620                       35                    655
SKUs                                                  40,000                    18,000                  ---

Run-Rate Financial Information
(Quarter ended 9/30/97 annualized
  dollars in millions): Run-Rate
Revenue Mix:
  Physician Supply                                      66%                        7%                   51%
  Extended Care                                         --                        93%                   23%
  Imaging                                               32%                        --                   24%
  Other                                                 2%                         --                   2%

Run-Rate Revenue                                     $ 1,012.3                  $ 293.5              $ 1,305.7
Run-Rate EBITDA(2)                                    $ 53.5                     $ 31.4               $ 84.9

Gross Margin                                           27.4%                     22.8%                 26.3%
EBITDA Margin                                          5.3%                      10.7%                 6.5%

Other Financial Statistics:
Revenue Growth (Fiscal 1994-1997)                      23.5%                     41.1%                 26.4%
EPS Growth (Fiscal 1994-1997)                          48.1%                     41.9%                 44.2%

                                                     Physician                Gulf South              Combined
                                                      Sales &                   Medical              (PSS World
                                                   Service, Inc.             Supply, Inc.          Medical, Inc.)

Pro Forma Total Debt/Capitalization(3)                 35.2%                      0.0%                 24.5%
Run-Rate EBITDA(2)/Pro Forma
  Interest Expense(3)                                   4.4x                        NA                  6.9x
Days Sales Outstanding                                  53                         66                   56
Inventory Turnover                                      9.0x                       7.5x                 8.6x


(1) Based on exchange ratio of 1.75x and PSS closing stock price of $23.00 on December 12, 1997.

(2) Excludes merger-related and other one-time charges and includes financing and other interest income.

(3) Pro forma for $125 million senior subordinated notes offering completed October 1997


Contact:

    Physician Sales & Service, Inc., Jacksonville
    Patrick C. Kelly, 904/332-3330
    or David A. Smith, 904/281-0011
         or
    Investor Relations:
    Tom Crowley, 904/281-0011
         or
    New York Media Contact:
    Sam Ostrow, 203/328-3018
         or
    Gulf South Medical Supply, Inc., Jackson
    Thomas G. Hixon, 601/853-4823
         or